CORP Consulting Agreement

Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is between Imagitrend, Inc. (“CORP”), and Tom Mascara having a place of business as set forth below (“Contributor”). This Agreement is effective as of July 1, 2004 (the “Effective Date”).

Whereas CORP and Contributor desire to create a consulting relationship in connection with certain services to be provided by Contributor to CORP, as described below, the parties agree as follows:

7.  Work and Compensation. Contributor agrees to perform the work set forth in Exhibit A (“Statement of Work”) and to provide any work product resulting therefrom to CORP. Contributor will be paid compensation in the amount and at the times set forth in Exhibit B, subject to timely submission of any deliverables in accordance with the schedule in the applicable Statement of Work. Unless other terms are set forth in Exhibit B, CORP will pay Contributor for services immediately upon receipt of Contributor’s detailed invoice. Contributor will provide CORP with reasonable documentation and work description in connection with Contributor’s invoices, as requested by CORP.

8.  Term.

8.2  Completion of Services.  This Agreement will become effective on the Effective Date and will continue in effect until completion of the Statement of Work as set forth in Exhibit A or any subsequent Statements of Work as set forth in Section 2.2, unless terminated earlier as set forth in Section 7.1.

8.3  Subsequent Statements of Work. Contributor and CORP may from time to time execute subsequent Statements of Work in the form of Exhibit D, each of which will be deemed to be part of this Agreement upon the earlier of (a) the date of mutual execution of the subsequent Statement of Work or (b) the date when Contributor commences any work described on a subsequent Statement of Work that has been duly executed by CORP. To the extent any terms set forth on any subsequent Statement of Work conflict with the terms of this Agreement, the terms on the Statement of Work will prevail, but only with respect to the subject work described therein.

9.  Responsibilities. Contributor will perform and promptly complete the Statement of Work set forth in Exhibit A in a professional and timely manner consistent with industry standards at a location, place and time that Contributor deems appropriate. Contributor, in its sole discretion, will determine the manner, method, details and means of performing work under a Statement of Work. Except as otherwise indicated on Exhibit B attached hereto, Contributor will provide its own equipment, tools, and other materials at its own expense in performing work under the Statement of Work.

9.2  Acceptance or Rejection of Work. Upon Contributor’s submission of the work product, CORP will, in its sole discretion, accept or reject all or part of the work product or return it to Contributor with suggested changes. Contributor acknowledges that if the unaccepted portion of the work product contains any Confidential Information or CORP Materials, then CORP will retain sole and exclusive ownership of such property, and Contributor will either return the unaccepted work product to CORP or provide CORP with satisfactory evidence that the unaccepted work product has been destroyed.

9.3  Modification of Work Product. If CORP requires a change to the work product, it will notify Contributor of the requested change and the due date for resubmitting the revised work product. CORP may accept or reject all or part of the corrected work product at its sole discretion. CORP will have no obligation to return any accepted work product to Contributor. CORP has the right to edit or adapt any work product in any manner, including, without limitation, with respect to its form, medium, format, delivery mechanism or content as CORP deems appropriate. Contributor agrees to provide CORP with the information and know-how necessary for CORP to edit or adapt the work product, at no additional cost to CORP, and will cooperate with CORP in any such editing or adaptation. If the work product is an article or other written piece, Contributor agrees to provide to CORP with the work product, a written bibliography and list of sources contacted in the process of researching and preparing such work product and include captions and pull quotes where appropriate.

10.  Ownership of Property.

10.2  Works Assigned to CORP. Contributor will promptly make full disclosure to CORP, will provide and deliver to CORP, will hold in trust for the sole right and benefit of CORP, and will assign, and does hereby assign, to CORP all Contributor’s right, title and interest in and to any and all inventions, original works of authorship, developments, designs, improvements, trade secrets and other work product related to any Statements of Work, including tangible embodiments thereof, which Contributor may solely or jointly conceive, develop, make or reduce to practice, at any time during the term of this Agreement, together with all patent, copyright, trademark and other rights, including tangible embodiments thereof, that Contributor has or may acquire in all countries arising in performance of any Statement of Work (collectively, the “Works”).

10.3  Intellectual Property Rights Registration. Contributor agrees to assist CORP in every lawful way to obtain, prepare and prosecute applications for letters patent, trademark, mask work and copyright registrations covering the Works assigned hereunder to CORP, in order to perfect CORP’s title to the Works, and to protect and enforce CORP’s rights in the Works in the U.S. or foreign countries, including promptly executing additional separate assignment(s) for any of the Works, whenever requested by CORP. Such obligations will continue beyond the completion of the Statement of Work and beyond the termination of this Agreement, but CORP will compensate Contributor at a reasonable rate for time actually spent by Contributor at CORP’s request on such assistance after such termination. If CORP is unable for any reason to secure Contributor’s signature to apply for or to pursue any application for any U.S. or foreign letters patent, trademark, mask work or copyright registrations covering Work assigned to CORP, then Contributor hereby irrevocably designates and appoints CORP and its duly authorized officers and agents as Contributor’s agent and attorney-in-fact, to act for and in Contributor’s behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, trademark, copyright or mask work registrations with the same legal force and effect as if executed by Contributor.

CORP Consulting Agreement

10.4  Other Rights. If Contributor has any rights to any Works that cannot be assigned to CORP, Contributor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against CORP with respect to such rights, and agrees, at CORP’s request and expense, to consent to and join in any action to enforce such rights. If Contributor has any right to any Works that cannot be assigned to CORP or waived by Contributor, Contributor unconditionally grants to CORP during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights and tangible embodiments thereof.

10.5  Exceptions to Assignments. Contributor understands that the provisions of this Agreement requiring assignment to CORP do not apply to any invention as to which Contributor can prove the following: (a) no equipment, supplies, facility or trade secret of CORP was used in its development and (b) it does not relate to the Statement of Work or to CORP’s actual or demonstrably anticipated research and development, and does not result from any work performed by Contributor for CORP. Contributor will advise CORP promptly in writing of the existence and general nature of (but not any confidential subject matter of) any inventions that Contributor believes meet the criteria in this Section 4.4, and if so requested, the subject matter of the invention and all evidence necessary to substantiate such belief.

11.  Representations and Warranties. Contributor hereby represents and warrants with respect to each Work that (a) the Work is an original work of Contributor or that Contributor has obtained all rights necessary to use it in performance under this Agreement; (b) to the best of Contributor’s knowledge, neither the Work nor any element thereof will infringe any applicable intellectual property rights (including, without limitation, copyrights, trademarks, trade secrets, moral rights, contract and licensing rights) of any third party; (c) Contributor has full right and power to enter into and perform the Statement of Work under this Agreement without the consent of any third party; (d) by assignment of the Work (or pursuant to Section 4), CORP obtains all rights necessary to use and exploit the Work for use on or in connection with CORP’s products and services or promotion or marketing of such products or services; (e) except as disclosed by Contributor to CORP, the Work has not been previously published, broadcast or otherwise distributed elsewhere in whole or in part by the Contributor; (f) the Work does not violate any right of privacy or publicity of any person, whether contractual, statutory, common law or otherwise; and (g) the Work does not contain any libel or slander of any person, thing, or enterprise. If Contributor uses third parties to create any products or to perform any services related to the Work, then Contributor represents and warrants that Contributor has (I) obtained all of the necessary rights to the Work from all such third parties to the same extent as warranted above and (II) caused such third parties to enter into confidentiality agreements that contain the same language as contained in this Agreement with respect to protecting CORP’s Confidential Information.

12.  Indemnification. Contributor will indemnify and hold harmless CORP, its parents, stockholders, officers, directors, employees, sub-licensees, customers and agents (collectively the “Indemnified Parties”) from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) that result from a breach of any representation or warranty of Contributor (a “Claim”) set forth in Section 5 of this Agreement, except to the extent that such Claim is directly and entirely attributable to material that CORP provided to the Contributor for performance of a Statement of Work.

13.	Termination.

13.2  Termination. This Agreement may be terminated by CORP with or without cause, effective upon delivery of written notice. Contributor may terminate this Agreement for any reason on seven (7) days’ written notice to CORP or such longer period as may be specified in the attached exhibits. In the event that Contributor gives notice of termination during the performance of the Statement of Work, the terms of the Agreement will govern completion, acceptance and payment by CORP for any work product.

13.3  Return of Materials. Following any notice of termination of this Agreement given pursuant to Section 7.1 or upon expiration of the term of this Agreement, Contributor will fully cooperate with CORP in all matters relating to the winding up of Contributor’s pending work on behalf of CORP and the orderly transfer of any work or documents to CORP. Contributor agrees that, at the time of terminating Contributor’s engagement with CORP and at any other time CORP requests, Contributor will deliver to CORP any and all devices, materials, software, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, equipment, other documents or property, or reproductions of any aforementioned items (in whole or in part) belonging to CORP, its successors, or assigns, or embodying CORP’s Confidential Information or work product developed under this Agreement (collectively “CORP Materials”). Contributor may not retain any CORP Materials without the written authorization of an authorized CORP officer.

CORP Consulting Agreement

13.4  CORP Materials. Contributor agrees it will not use CORP Materials for any purpose other than in performance of the Statement of Work. Upon termination, Contributor agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit C. Contributor will not, during or after Contributor’s engagement with CORP, deliver or transfer to any person, or use, without written authorization by an authorized CORP officer any CORP Materials or other property owned by CORP.

14.  Confidential Information.

14.2  CORP Confidential Information. The term “Confidential Information” will be deemed to include all information obtained by Contributor from CORP or disclosed to Contributor by CORP, or which Contributor learned of or developed during the term of and in connection with Contributor’s engagement, which relates to CORP’s past, present, and future research, product development or business activities or the results of such activities. In particular, Confidential Information will be deemed to include any trade secret, idea, process, invention, improvement, know-how, information, characters, story lines, prices, technique, algorithm, computer program (source and object codes), database, design, drawing, formula or test data, relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to CORP, its present or future products, sales, suppliers, clients, customers, employees, consultants, investors, licensees, licensors or business, whether in oral, written, graphic or electronic form, as well as any other information that CORP labels or deems Confidential Information. Confidential Information will not include information that Contributor can demonstrate by written record was previously known to Contributor or publicly disclosed without breach of an obligation of confidentiality, either prior or subsequent to Contributor’s receipt of such information.

14.3  Promise Not to Disclose. Contributor agrees, at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use or disclose to any person, firm or corporation without written authorization of an authorized officer of CORP, any Confidential Information, except such use and disclosure as is necessary in carrying out Contributor’s work for CORP and authorized in writing by CORP. Contributor does not hereby receive any implied or granted rights or licenses to trademarks, inventions, copyrights or patents of CORP or any third parties. All Confidential Information (including all copies thereof) will at all times remain the property of CORP and will be returned to CORP after the Contributor’s need for it has expired, or upon request by CORP.

14.4  Former and Current Client Information. Contributor agrees that Contributor will not, during Contributor’s engagement with CORP, improperly use or disclose any proprietary information or trade secrets of third parties, such as Contributor’s other employers, clients or companies through which Contributor has access to such information, if any. Contributor will not bring onto the premises of CORP or use in the performance of the Statement of Work, any unpublished documents or any property belonging to third parties, such as Contributor’s former employers, clients or customers, if any, unless consented to in writing by such party and such consents are submitted to CORP.

14.5  Third Party Information. Contributor recognizes that CORP may have received and in the future may receive from third parties their confidential or proprietary information subject to certain duties on CORP’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Contributor agrees that Contributor owes CORP and such third parties, during the term of Contributor’s engagement and thereafter, whatever duty exists between CORP and such third parties to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out Contributor’s work for CORP consistent with CORP’s agreement with such third party) or to use it for the benefit of anyone other than for CORP or such third party (consistent with CORP’s agreement with such third party) without written authorization of an authorized officer of CORP.

15.  Assignment. The rights and obligations of Contributor may be assigned upon written notice to CORP thereof, provided that, in CORP’s sole discretion and judgment, such an assignee is acceptable to CORP. The rights and obligations of CORP under this Agreement will inure to the benefit of and will be binding upon the successors and assignees of CORP.

16.  Conflicting Work. Contributor agrees that, during the term of this Agreement, Contributor will not engage in any other work, consulting, or other business activity that would create a conflict of interest with Contributor’s obligations to CORP under this Agreement, unless waived in writing by CORP.

CORP Consulting Agreement

17.  Independent Contractor Relationship. Contributor’s relationship with CORP will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Contributor is not the agent of CORP and is not authorized to make any representation, contract, or commitment on behalf of CORP. If Contributor is an individual, then he or she will not be entitled to any of the benefits which CORP may make available to its employees, including, but not limited to, group insurance, stock option plans, profit-sharing or retirement benefits. If applicable, CORP will regularly report amounts paid to Contributor by filing Form 1099-MISC with the Internal Revenue Service, as required by law. Because Contributor is an independent contractor, CORP will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Contributor’s behalf. Contributor will be solely responsible for, and agrees to accept exclusive liability for, complying with all applicable foreign, federal and state laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Contributor or its agents under this Agreement. Contributor hereby agrees to indemnify and hold harmless the Indemnified Parties against any and all such taxes or contributions, including penalties and interest.

18.  Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Florida as applied to transactions taking place wholly within Florida between Florida residents. In the event of a dispute, the parties agree to mediate in good faith before a neutral third party agreeable to both parties prior to instituting any legal action other than injunctive relief, such mediation to take place in the County of Sarasota, Florida. Contributor hereby expressly consents to the personal and subject-matter jurisdiction of the state and federal courts located in the County of Sarasota, Florida, for any dispute arising from or related to this Agreement.

19.  Survival. Any respective obligations of Contributor or CORP hereunder which by their nature would continue beyond the termination, cancellation or expiration of this Agreement will survive such termination, cancellation or expiration, including but not limited to the obligations set forth in the following provisions: Section 4, Section 5, Section 6, Section 7, Section 8, Section 11, Section 12, Section 13, Section 14, Section 16 and Section 18.

20.  Entire Agreement; Amendment. This Agreement together with any subsequent Statements of Work hereunder constitutes the entire agreement between the parties regarding the services rendered by Contributor to CORP, and this Agreement supersedes all prior or contemporaneous agreements, commitments, representations, writings, and discussions between CORP and Contributor, whether oral or written. This Agreement may be amended only by a writing executed by Contributor and an authorized officer of CORP. Contributor expressly acknowledges that Contributor has read the terms of this Agreement, has had the opportunity to discuss those terms with his or her own legal counsel, and understands that this is a legally binding contract.

21.  Notices. Any notice, request, demand or other communication hereunder will be in writing and will be deemed to be duly given (a) upon actual receipt when personally delivered to an officer of CORP or to Contributor, as the case may be, (b) three days after deposit in the U.S. Mail by certified or registered mail, return receipt requested with postage prepaid, or (c) upon actual receipt or two days after being sent by reputable international overnight courier, delivery fees prepaid; in each case addressed to the addresses set forth on the signature page of this Agreement or to such other address as either party may specify by notice to the other as provided in this section.

22.  Interpretation; Severability. Section and other headings contained in this Agreement are for reference only and will not affect the meaning or interpretation of this Agreement. If any provision of this Agreement is considered unclear or ambiguous, it will not be construed against the party that drafted the provision, but instead will be construed to effectuate the intent of both parties as expressed in this Agreement.  Should any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction invalidate or otherwise affect any provision of this Agreement, any provision so affected will be conformed automatically and to the extent possible to the law or determination in question and enforced insofar as possible consistent with the intent of the parties, and in all events the remaining provisions of this Agreement will continue in full force and effect.

23.  Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed to be an original.

24.  Attorneys’ Fees.  If an action is brought to interpret or enforce the terms of this Agreement, the prevailing party will be entitled to recover from the non-prevailing party, in addition to all other remedies at law and equity, all costs and expenses incurred by the prevailing party with respect to such action, including but not limited to attorneys’ fees, costs and disbursements.

CORP Consulting Agreement

In Witness Whereof, the parties hereto have caused this Consulting Agreement to be duly executed as of the first date written above.

CORP: Imagitrend, Inc.	Contributor: Tom Mascara

/s/ Russell Haraburda	/s/ Thomas Mascara
Signature	Signature

Russell Haraburda	Thomas Mascara
Name (please print)	Name (please print)

Title	Title

7-1-04	7-1-04
Date	Date

Address for Notices:	Address for Notices:
Imagitrend, Inc.
1900 Main Street, Suite 312
Sarasota, Florida 34236
Phone: (941) 365-8835
Attention: President & CEO

Attachments:
Exhibit A—Statement of Work and Project Schedule
Exhibit B—Payment Schedule
Exhibit C—Contributor Termination Certification
Exhibit D—Form of Subsequent Statement of Work

Signature Page to
CORP Consulting Agreement

CORP Consulting Agreement

EXHIBIT A

STATEMENT OF WORK and PROJECT SCHEDULE

1.	Title of Project: Comprehensive Business Development (Marketing, Alliances, Asset Acquisition)

2.
Scope of Work: For the purpose of this Statement of Work, “Project” means that within Twenty-Four (24) months, Contributor will be responsible for creating and performing the following deliverables and services pursuant to the schedules and conditions herein described.

a.	Undertake study of current markets, competitors, and potential new markets for CORP.

b.	Prepare at least 2 in-depth market analysis binders at least 1” thick

c.	Develop and submit two brand/identity concepts, brochures and marketing materials

d.	Draft at least 2, and up to 4, new and updated business plans for CORP as it grows

e.	Draft pro forma financial statements and financial projections for CORP’s business plans and for study of potential strategic alliances and asset acquisitions

f.	In-depth research of 8 potential, significant asset acquisitions, including a total of at least 200 pages of compiled research materials and supporting notes

g.	Present at least 6 potential significant strategic alliances to CORP, including arranging meetings and conducting negotiations with the same.

h.	Obtain and review business plans for analysis of strategic alliances and asset acquisition

i.	Due diligence review of potential alliances and acquisition, including review of corporate documents, SEC filings, current contracts, and financial statements

j.	Personally participate in negotiations with potential alliances and asset acquisitions, including personal meetings with management and other key personnel of same

k.	Personally contact, interview, and recruit executives for CORP’s advisory board

l.
Travel, lodging, meals, and entertainment related to developing contacts with corporate management for the purposes listed in points f, g, j, and k above, expenses for which will be reimbursed by CORP subject to presentation of supporting documents for same

m.	Periodic telephone, Powerpoint, and/or personal presentations of results to CORP

n.	Return of all research materials to CORP

3.         Project Dates:
Project start date: 7/1/04
Project completion date: 7/1/06

4. Approvals and Feedback. All Contributor Deliverables associated with the Project will be subject to approval and acceptance by CORP (“Approvals”). Approvals are based on CORP’s standards and subject to CORP’s sole discretion. In the event that CORP denies an Approval, CORP will submit to Contributor a detailed written description of why an Approval was withheld and recommend a course of action and required fixes (“Feedback”), all of which Contributor will be responsible for implementing as a prerequisite for receiving Approvals. Deliverables that do not receive Approvals will be modified by Contributor to comply with Feedback and resubmitted to CORP for Approvals. This process will repeat itself until all Deliverables comply with Feedback. Project shall not be deemed complete until Contributor receives all the scheduled CORP Approvals.

Exhibit A, page 1

CORP Consulting Agreement

5. Points of Contact. Each Party will provide a single point of contact that will have the authority to communicate all final decisions, which will be deemed final and official (“Primary Contact”). For the purpose of this SOW, Primary Contacts for each party will be:

Primary Contributor Contact:	Primary CORP Contact:
Name:	Name: …
Title:	Title: CEO
Phone:	Phone: ((XXX) XXX-XXXX
Fax:	Fax:
E-Mail:	E-Mail:

For record-keeping purposes only, the alternate contact person for each party will be:

Alternate Contributor Contact:	Alternate CORP Contact:
Name:	Name:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
E-Mail:	E-Mail:

Exhibit A, page 2

CORP Consulting Agreement

EXHIBIT B

COMPENSATION

AMOUNT AND PAYMENT SCHEDULE

Payments will be due and payable upon the schedule set forth below:

Due date	Payment
1st of each month, beginning 7/1/04	$15,000

CORP shall reimburse Contributor for travel, lodging, meals, and entertainment upon receipt of invoice for the same.

If CORP does not make payments timely according to this schedule, such payments will accrue and may be paid in such other lump sums as the parties mutually agree, at such times as are mutually agreeable.

Exhibit C, page 1

CORP Consulting Agreement

EXHIBIT C

CONTRIBUTOR TERMINATION CERTIFICATION

This is to certify that Contributor does not have in its possession or control, nor has it failed to return, any devices, software, materials, records, data, notes, reports, proposals, lists, correspondence, specification, drawings, blueprints, sketches, equipment, other documents or property, or reproductions of any aforementioned items (in whole or in part) belonging to CORP, its subsidiaries, affiliates, successors or assigns.

Contributor further agrees that it will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, development or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of CORP or any of its clients, Contributors or licensees.

Contributor hereby irrevocably grants, assigns and transfers to CORP, all right, title and interest worldwide in and to the Works (as such term is defined in the Independent Contractor Services Agreement entered into between Contributor and CORP) and tangible embodiments thereof, including without limitation, copyrights, moral rights, contract and licensing rights.

Date:                   Contributor

Signature

Print Name

Title

Exhibit C, page 2

CORP Consulting Agreement

PLEASE NOTE: This is a sample Subsequent Statement of Work.  Should CORP and Contributor agree to Contributor performing additional work for CORP that is not covered by the Statement of Work as set forth in Exhibit A to this Agreement, CORP will prepare a formal Subsequent Statement of Work for Contributor’s review and execution.

EXHIBIT D

SUBSEQUENT STATEMENT OF WORK No.

This Subsequent Statement of Work is incorporated by reference in the Independent Contractor Services Agreement between CORP and          (“Contributor”) having an Effective Date of        (the “Agreement”). It sets forth work tasks, deliverable work product, dates for completion of work and delivery of work product, and payment schedule and terms. This Subsequent Statement of Work is subject to the provisions of the Agreement, including, without limitation, the ownership by CORP of all rights, title, and interest in intellectual property arising in performance of this Subsequent Statement of Work. Any capitalized terms used but not defined in this Exhibit D, retain the same meaning given them in the Agreement.

Title of Effort:                            Starting Date:

List of Tasks and Due Date:

Payment Schedule and Terms:

Address where payment should be mailed:

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:
Contributor	[CORP]

_	_
(Signature)	(Signature)

_	_
(Print Name)	(Print Name)

_	_
(Title)	(Title)

_	_
(Date)	(Date)

Exhibit D, page 1